UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2023

EIGER BIOPHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36183	33-0971591
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Eiger BioPharmaceuticals, Inc.

2155 Park Blvd.

Palo Alto, California 94306

(Address of principal executive offices, including zip code)

(650) 272-6138

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	EIGR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Entry into Separation Agreement with David Cory

On February 6, 2023, Eiger BioPharmaceuticals, Inc. (the “Company”) entered into a Separation Agreement and General Release (the “Separation Agreement”) with David Cory, the Company’s former President and Chief Executive Officer, in connection with Mr. Cory’s previously announced resignation from the Company on December 14, 2022 (the “Separation Date”).

Pursuant to the Separation Agreement, Mr. Cory will be entitled to receive, among other things, (i) $1,504,800, which is an amount equal to continuation of his base salary for a period of 18 months from the Separation Date and target bonus on a pro-rata basis for such 18-month period, in each case, to be paid on the Company’s regular payroll schedule and less applicable withholdings and deductions; (ii) a cash payment of $376,200, which is an amount equal to Mr. Cory’s target bonus for calendar year 2022; (iii) reimbursement for COBRA continuation coverage for Mr. Cory and his eligible dependents for a period of 18 months following the Separation Date, until Mr. Corey is no longer eligible for such continuation coverage or until Mr. Cory is eligible for coverage in connection with new employment, whichever is earliest; (iv) accelerated vesting of 50% of Mr. Cory’s unvested stock options, performance-based restricted stock units and time-based restricted stock units outstanding as of the Separation Date; and (v) reimbursement of Mr. Cory’s legal fees associated with the negotiation of the Separation Agreement, in an amount up to $10,000 (collectively, the “Severance Benefits”). The Separation Agreement also provides that Mr. Cory will have a period of one year following the Separation Date to exercise vested stock options held as of the Separation Date and unexpired as of such exercise date. The Separation Agreement also contains a general release of claims against the Company, as well as other customary covenants.

The above description of the terms of the Separation Agreement is not complete and is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eiger BioPharmaceuticals, Inc.

Dated: February 10, 2023

	By:	/s/ David Apelian
David Apelian
Interim Chief Executive Officer